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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement (Form S-3) and related Prospectus of Stockwalk Group, Inc. (the "Company") for the registration of 1,284,400 shares of its common stock and to the incorporation by reference therein of our report dated May 8, 2001, with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 10-K) for the year ended March 31, 2001, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Minneapolis, Minnesota
July 11, 2001



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